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                                                                   EXHIBIT 10.20


                         THE SABRE GROUP HOLDINGS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    (OFFICER)













                                                                   November 1997

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                         THE SABRE GROUP HOLDINGS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                    (OFFICER)


                                   ARTICLE ONE
                                    PREAMBLE

         The purpose of this Plan is to provide specified benefits to key employees who contribute materially to the growth, development and business success of The SABRE Group Holdings, Inc. The Plan is intended to be an "excess benefit plan", as defined in section 3 of the Employee Retirement Income Security Act of 1974, as amended (defined in Section 2.1 as the "Act"), that is exempt from the provisions of the Act by reason of section 4(b)(5) of the Act. The plan provides benefits only to a select group of highly compensated or managerial employees and is thus also intended to be a "top hat plan" within the meaning of sections 201(2), 301(a)(3), and 401(a)(2) of the Act. Accordingly, this Supplemental Plan shall not constitute a "qualified plan" that is subject to the limitations of section 401(a) of the Code, nor shall it constitute a "funded plan" for purposes of such requirements or of the requirements of the Act.


                                   ARTICLE TWO
                          DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated:

                  (a) "AA Prior Plan" - The Retirement Benefit Plan of American Airlines, Inc. for Officer, Management and Specialist, and Non-Management Salaried Personnel.

                  (b) "Act" - The Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (c) "Affiliated Company" - An "Affiliated Company", as defined in SGRP.

                  (d) "Average Incentive Compensation" - Is equal to (i) divided by (ii), where (i) is equal to the sum of the five (5) highest annual Incentive Compensation awards paid to a Participant (or deferred by the Participant) by the Company or American Airlines, Inc., or by a corporate affiliate of either of them on or after January 1, 1985, and before the earlier of (A) the date of the Participant's actual retirement under the Legacy Plan, (B) the date of the Participant's death, or (C), the date of employment separation of the Participant and (ii) is five (5). If the Participant has less than five (5) Incentive Compensation awards during the period described above, "Average Incentive Compensation" will be the sum of all annual Incentive Compensation awards paid during such period, divided by the number of calendar years in which the participant


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was eligible to receive awards. If an individual is not credited with a "year of
Credited Service" as defined in Article II of the Legacy Plan (or would not have been credited with a year of Credited Service had the participant been a Legacy Participant) during a calendar year for which such Incentive Compensation is credited, that portion of the Incentive Compensation or Variable Compensation taken into account for such period will be prorated, based on the number of months in which the Participant earned (or would have earned) Credited Service under the Legacy Plan during such period.

                  (e) "Average Performance Return" - Is equal to (i) divided by
(ii) where (i) is the sum of a Participant's five (5) highest annual Performance Return awards paid by the Company or American Airlines, Inc. or by a corporate affiliate of either of them during the ten (10) calendar years preceding the first to occur of (A) the calendar year in which occurs the Participant's actual retirement under the Legacy Plan, (B) the calendar year in which the Participant's death occurs, or (C) the date of employment separation of the Participant and (ii) is five (5).

                  (f) "Base Plans" - The Legacy Plan and SGRP. Each of the Base Plans may be individually referred to hereunder as a "Base Plan".

                  (g) "Beneficiary" - The beneficiary or beneficiaries of the Participant, as identified under the terms of each respective Base Plan.

                  (h) "Board of Directors" - The Board of Directors of the Company.

                  (i) "Code" - The Internal Revenue Code of 1986, as amended from time to time.

                  (j) "Code Limits" -

                                    (i) the restrictions of section 401(a)(17)
                  of the Code, which limit the amount of "Compensation" (as defined in SGRP) that may be considered for purposes of SGRP, and limit the amount of "Basic Compensation" (as defined in the Legacy Plan) that may be considered for purposes of the Legacy Plan; as of the effective date of this Supplemental Plan, such limits are generally set forth and described in
                  Section 2.1(h) of the Legacy Plan and Article 2.11 of SGRP;

                                    (ii) the restrictions of section 415 of the
                  Code, which limit the amount of allocations permissible under SGRP and the amount of benefits that may be accrued and paid under the Legacy Plan; as of the effective date of this Supplemental Plan, such limits are generally set forth and described in Article VII of SGRP and Section 6.5 of the Legacy Plan.

                  (k) "Committee" - The administrative committee appointed to manage and administer the Supplemental Plan.



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                  (l) "Company" - The SABRE Group Holdings, Inc., a Delaware
corporation, or any successor thereto.

                  (m) "Employee" - An employee of the Company or an Affiliated Company who is eligible to participate in the Legacy Plan and/or SGRP, in accordance with the applicable terms and provisions of such Base Plans.

                  (n) "Incentive Compensation" - Annual compensation of a Participant paid or payable by the Company or an Affiliated Company or by American Airlines, Inc. or a corporate affiliate thereof after January 1, 1985, pursuant to an annual incentive compensation or variable compensation award plan of any of such organizations, whether such bonus is paid currently or is deferred. Compensation paid or payable pursuant to a long-term, multi-year incentive or performance plan shall not constitute Incentive Compensation pursuant to this Supplemental Plan.

                  (o) "Legacy Plan" - The SABRE Group, Inc. Legacy Pension Plan, as it may be amended from time to time.

                  (p) "Legacy Plan Supplemental Benefit" - The benefit, if any, that is calculated or paid by reason of Article Four.

                  (q) "Participant" - An Employee entitled to a benefit under this Supplemental Plan.

                  (r) "Performance Return" - Compensation paid to a Participant on a specified portion of one (1) or more career equity shares granted to a Participant, as determined by the Board of Directors of the Company (and, before January 1, 1997, by the Board of Directors of American Airlines, Inc. or a corporate affiliate thereof).

                  (s) "Restoration Plan" - The SABRE Group Holdings, Inc. Supplemental Executive Retirement Plan (Non-Officer), as it may be amended from time to time.

                  (t) "SGRP" - The SABRE Group Retirement Plan, as it may be amended from time to time.

                  (u) "SGRP Supplemental Benefit" - The benefit, if any, that is paid or calculated by reason of Article Five.

                  (v) "Supplemental Plan" - The employee benefit program set forth in this document, entitled The SABRE Group Holdings, Inc. Supplemental Executive Benefit Plan (Officer), as it may be amended form time to time.

                  (w) "Supplemental Plan Credited Service" - For a Legacy Participant (as defined in SGRP), Supplemental Credited Service is the the amount of Credited Service that the Participant has in the Legacy Plan. For a Participant who is not a


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Legacy Participant, Supplemental Credited Service is the credited service that the Participant would have earned had the Participant been a Legacy Participant.

         2.2 Construction. Terms that appear initially capitalized in the text of this Supplemental Plan that are not defined in Section 2.1 shall have the definitions assigned to them in the Base Plans. The Base Plans are functionally and operationally related to this Supplemental Plan. This Supplemental Plan shall be interpreted in a manner consistent with the Base Plans and the Restoration Plan to provide the benefits contemplated hereunder in a comprehensive manner. If any provision of this Supplemental Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Supplemental Plan shall continue in full force and effect. All of the provisions of this Supplemental Plan shall be construed and enforced in accordance with the laws of the State of Texas, except as otherwise required by the Act, the Code or other applicable federal law. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan.


                                  ARTICLE THREE
                            PARTICIPATION AND VESTING

         3.1 Eligibility. Only Employees of the Company or an Affiliated Company who are eligible to participate in either or both of the Base Plans shall be eligible to participate in this Supplemental Plan.

         3.2 Participation. Any elected officer of the Company who is eligible to participate in this Supplemental Plan shall be a Participant. In addition, the Board of Directors may select from among the Employees who are not elected officers but who are eligible to participate in this Supplemental Plan those Employees who shall also be Participants. Each Employee who is selected for participation in this Supplemental Plan shall be notified of his participation by the Company or the Committee. Such selection is entirely in the discretion of the Board of Directors.

         3.3      Vesting.

                  (a) SGRP Supplemental Benefit. If a Participant separates from service prior to becoming vested in the Employer Contribution benefit under SGRP pursuant to its terms and conditions, the Participant forfeits the correspondingly unvested portion of any supplemental benefits accrued pursuant to Article V. Conversely, if the Participant has a vested interest in the Employer Contribution benefit under SGRP, the Participant has a similarly vested interest in the benefits pursuant to Article V under this Supplemental Plan.

                  (b) Legacy Plan Supplemental Benefit -- Legacy Plan Participants. If a Participant separates from service prior to becoming vested in any benefit under the Legacy Plan, the Participant forfeits the benefits accrued pursuant to Article IV hereunder. Conversely, if the Participant has a vested interest in benefits under the

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Legacy Plan, the Participant has a similarly vested interest in the corresponding benefits pursuant to Article IV under this Supplemental Plan.

                  (c) Legacy Plan Supplemental Benefit -- Non-Legacy Plan Participants. If a Participant who is not a Legacy Plan Participant separates from service prior to the date that the Participant would have become vested in the Legacy Plan had the Participant been a Legacy Plan Participant, the Participant forfeits the benefits accrued pursuant to Article IV hereunder. Conversely, if the Participant would have had a vested interest in benefits under the Legacy Plan had the Participant been a Legacy Plan Participant, the Participant has a similarly vested interest in the corresponding benefits pursuant to Article IV under this Supplemental Plan.


                                  ARTICLE FOUR
                        LEGACY PLAN SUPPLEMENTAL BENEFIT

      4.1 Calculation of Legacy Plan Supplemental Benefit. Each Participant in this Supplemental Plan shall be entitled to a supplemental benefit calculated in this Section 4.1. Such benefit will be an annual benefit (payable pursuant to Section 4.2) that as of the date of determination is equal to:

                  (a) the benefit to which the person would have been entitled under the Legacy Plan (or the benefit to which the person would have been entitled had the Participant been a Legacy Plan Participant) had the Code Limits not been in effect and using Supplemental Plan Credited Service instead of Credited Service in applying the terms of the Legacy Plan, plus

                  (b) the amount determined by multiplying 2% of the Participant's Average Incentive Compensation by the Participant's Years of Supplemental Plan Credited Service, plus

                  (c) the amount determined by multiplying 2% of the Participant's Average Performance Return by the Participant's years of Supplemental Plan Credited Service, minus

                  (d) the sum of

                           (i) benefits accrued to such person under the terms and provisions of the Legacy Plan and the Prior Plan (as defined in the Legacy Plan), and

                           (ii) the annuity that is the actuarial equivalent (using the assumptions stated in 4.3(c)) of the benefit the Participant receives through: (A) the crediting of Employer Contributions and Employer Matching Contributions in SGRP; (B) the SGRP Supplemental Benefit as defined in the Restoration Plan; and (C) the SGRP Supplemental Benefit as defined in this Supplemental Plan.



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The amount determined under 4.1(a), 4.1(b), and 4.1(c) above will be adjusted to reflect the reduction for the Social Security offset determined under the Legacy Plan, as though such amounts determined above was payable or would be payable as a part of the Participant's (or other payee's) benefits under the Legacy Plan. Such amounts so determined shall be further adjusted to reflect the Legacy
Plan's reductions for early retirement, adjustments for late retirement and other relevant adjustments to benefits.

         The benefit calculated pursuant to this Section 4.1 shall not be less than the benefit to which such person would have been entitled to under the Legacy Plan had the Code Limits not been in effect, so that such benefits would be determined as though the Code Limits were not applicable to benefits accrued under the Legacy Plan, less the accrued benefit to such person under the terms and provisions of the Legacy Plan.

         4.2 Payment of Legacy Plan Supplemental Benefit. Subject to Sections
4.3 and 6.1, the benefit determined pursuant to Section 4.1 shall be paid to the person entitled thereto as though it were a part of the benefit being paid to such person under the Legacy Plan, so that it is payable at the same time, and in the same form, and subject to the same limits and restrictions, as such person's benefits under the Legacy Plan and the Restoration Plan (or would be so paid if such person was entitled to benefits under the Legacy Plan). If the benefits under the Legacy Plan are payable in the form of a direct rollover pursuant to Section 7.4(e) of the Legacy Plan, the benefits payable under this Supplemental Plan shall be payable as though the benefits under the Legacy Plan were payable in the normal form of benefit applicable to such person under
Section 7.2 of the Legacy Plan (or Section 5.9 thereof, if applicable).

         4.3 Lump-Sum Payment Option.

                  (a) Election of the Lump-Sum Option. In lieu of the payment options specified in the Legacy Plan, a Participant may elect to claim a lump-sum, one-time payment equal to the present value of the benefit determined under Section 4.1. To be eligible to receive the lump-sum payment, the Participant must submit an election to receive the benefit that is: (i) in writing; (ii) in the form prescribed by the Company; (iii) addressed to the Secretary of the Company; (iv) made by the Participant, and received by the Company, at least one year (or such lesser period as the Board of Directors or its designee shall permit) before he commences payments or one year before age 65, whichever is the first to occur.

                  (b) Conditions on Election of the Lump-Sum Option. To elect the lump-sum option, the Participant must execute a general release; submit to a physical examination to provide medical evidence of normal life expectancy satisfactory to the Company; and provide spousal consent if the Participant has an Eligible Spouse as defined in the Legacy Plan.

                  (c) Calculation of the Lump-Sum Option. In calculating the Lump-Sum

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Payment, the interest rate shall be equal to that rate of interest then being earned on bonds rated Moody's AAA Corporate Bond Rate for the third month preceding the Participant's retirement date plus 100 basis points. The mortality assumption used will be the mortality assumption as determined by the Committee.

                  (d) Payment of the Lump-Sum Option. The lump-sum payment will be paid to the Participant within 30 days of the Participant's first receipt of benefits under the Legacy Plan (or if the Participant is not a participant in the Legacy Plan, the date that the Participant would have first received benefits if the Participant had been a participant in the Legacy Plan).

         4.4 Lump-Sum Payment of Small Benefits. Notwithstanding the provisions of Section 4.2, if, upon termination of employment, the value of the Participant's vested Legacy Plan Supplemental Benefit (calculated according to the terms of Section 4.3(c)) is less than or equal to $25,000, the Participant's vested Legacy Plan Supplemental Benefit will be paid to the Participant in the form of a lump-sum as soon as is administratively feasible following termination of employment.

         4.5 Adjustments to the Legacy Plan Supplemental Benefit.
Notwithstanding any other provision of this Supplemental Plan to the contrary, the Board of Directors may adjust a Participant's Legacy Plan Supplemental Benefit upward by adjusting upward the Participant's Credited Service or the accumulation rate specified in Section 4.1.


                                  ARTICLE FIVE
                            SGRP SUPPLEMENTAL BENEFIT

         5.1 Calculation of Benefit.

                  (a) Restoration of the SGRP 2.75% Employer Contributions If allocations to a Participant's Employer Contribution Account (as defined in SGRP) are limited by operation of the Code Limits, a restoration benefit shall be payable by operation of this Section 5.1. The amount of the benefit will be determined by crediting to an account established pursuant to this Supplemental Plan the amount of Employer Contribution that would have been allocated to the Participant's Employer Contributions Account without the Code Limits minus the amounts contributed to the SGRP.

                  (b) Restoration of the SGRP 3% Employer Matching Contributions. If allocations to a Participant's Employer Matching Contribution Account (as defined in SGRP) are limited by operation of the Code Limits, a restoration benefit shall be payable by operation of this Section 5.1. The amount of the benefit will be determined by crediting to an account established pursuant to this Supplemental Plan the amount of Employer Matching Contribution that could have been allocated to the Participant's Employer Contributions Account without the Code Limits and without the requirement that the Participant make Employee Before-Tax Deferrals (as defined in SGRP) minus the




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amounts that would have been contributed to the SGRP had the Participant received the full match in the SGRP.

                  (c) Contributions due to Incentive Compensation. Each Participant's account who is not a Legacy Participant shall be credited with 5.75% of the Participant's Incentive Compensation for the applicable period.

                  (d) Timing of Contributions. Contributions to a Participant's supplemental account shall occur at the time that the contributions would have been credited to the Participant's Account under SGRP absent the Code Limits or would have been credited to the Participant's Account under SGRP had the Participant's Incentive Compensation for the applicable period been considered Compensation (as defined in SGRP).

                  (e) Adjustments to Accounts to Reflect Earnings. Accounts under this Supplemental Plan shall be adjusted as though they were invested pursuant to the Participant's direction under rules established by the Committee among the investment funds chosen by the Committee.

         5.2 Payment of SGRP Supplemental Benefit. Subject to Section 6.1, at the time benefits become payable to the Participant, the Participant's Eligible Spouse or other Beneficiary under SGRP, the benefit described in Section 5.1 shall be payable to such person, payable in the same manner as benefits are payable to such person pursuant to SGRP. Notwithstanding anything in this
Section 5.2 to the contrary, however, no benefit under this Supplemental Plan may be paid in a non- lump sum form unless such method of payment has been irrevocably elected by the Participant at least one (1) year before the earlier of (a) the date such benefits became payable pursuant to this Article Five, or
(b) the date of the event creating a right to distribution on account of employment separation for any reason under SGRP. If no such election is made in accordance with procedures promulgated by the Board of Directors or its designee, then payment shall be made in a single lump sum within sixty (60) days after benefits first became payable to such person under Section 10.2 of SGRP.

         5.3 Lump-Sum Payment of Small Benefits. Notwithstanding the provisions of Section 5.2, if, upon termination of employment, the value of the Participant's vested SGRP Supplemental Benefit is less than or equal to $25,000, the Participant's vested SGRP Supplemental Benefit will be paid to the Participant in the form of a lump-sum as soon as is administratively feasible following termination of employment.


                                   ARTICLE SIX
                               PAYMENT LIMITATIONS

         6.1 Restrictions. No benefits accrued under this Supplemental Plan may be withdrawn by, or distributed to, a Participant while the Participant remains employed by the Company or an Affiliated Company. No loans may be made to any Participant with respect to benefits accrued under this Supplemental Plan. Benefits payable under this

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Supplemental Plan may not be rolled over or transferred to an individual retirement account or to any other employee benefit plan. If payment of benefits under the Legacy Plan is suspended, payment of corresponding benefits under this Supplemental Plan will be similarly suspended.

         6.2 Spousal Claims. Any claim against benefits under this Supplemental Plan for child support, spousal maintenance, alimony, property division or other matrimonial or dependent obligations shall be treated hereunder in the same manner as would a claim for corresponding benefits under the Base Plans. Such a claim under this Plan shall be subject to all claims procedures, plan provisions and restrictions of the Base Plans.

         6.3 Disability. If a person entitled to any payment under this Supplemental Plan shall, in the sole judgment of the Committee, be under a legal disability, or shall otherwise be unable to apply such payment to his own interest and advantage, the Committee, in the exercise of its discretion, may direct the Company or provider or payor of the benefit to make any such payment in any one (1) or more of the following ways: (a) directly to such person, (b) to his legal guardian or conservator or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit and/or that of his dependents. The decision of the Committee shall in each case be final and binding upon all persons in interest, unless the Committee shall reverse its decision due to changed circumstances.

         6.4 Assignment. Except as provided in Section 6.2, no Participant, Alternate Payee, Eligible Spouse or other Beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or an involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants, Beneficiaries, Eligible Spouses or Alternate Payees.

         6.5 Withholding. Any taxes required to be withheld from payments to payees hereunder shall be deducted and withheld by the Company, benefit provider or funding agent.

         6.6 Overpayment and Underpayment of Benefits. The Committee may adopt, in its sole discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits.


                                  ARTICLE SEVEN
                                     FUNDING

         7.1 Funding. Benefits under this Supplemental Plan shall be funded solely by the Company. Benefits hereunder shall constitute an unfunded general obligation of

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the Company, but the Company may create reserves, funds and/or provide for amounts to be held in trust on the Company's behalf, whether or not in connection with, in anticipation of, or following, an actual or anticipated Change in Control as defined in the SABRE Group Holdings, Inc. 1996 Long-Term Incentive Plan. Payment of benefits may be made by the Company, such a trust, or through a service or benefit provider to the Company or such a trust. Accounts under this Supplemental Plan are notational, or fictional, unless actually funded pursuant to Section 7.2.

         7.2 Springing Rabbi Trust Upon Change in Control. If there is a Change in Control as defined in the SABRE Group Holdings, Inc. 1996 Long-Term Incentive Plan, the Company will fund the benefits provided in this Supplemental Plan in a so-called "Rabbi Trust." The trust so established shall be (i) with a nationally recognized banking institution with experience in serving as trustee for such matters, (ii) pursuant to such documentation as recommended by outside counsel to the Company, and (iii) funded so as to enable the trust to pay the accrued benefits contemplated under the Supplemental Plan as may be determined by the Company's independent financial consultant. In addition, the Company's Board of Directors, its General Counsel or its Corporate Secretary, may take those additional actions deemed reasonably necessary to accomplish the stated purpose of this Section 7.2.

         7.3 Creditor Status. A Participant, Eligible Spouse, Alternate Payee or other Beneficiary shall be a general creditor of the Company with respect to the payment of any benefit under this Supplemental Plan, unless such benefits are provided under a contract of insurance or an annuity contract that has been delivered to such person, in which case such person shall look to the insurance carrier or annuity provider for payment, and not to the Company. The Company's obligation for such benefit shall be discharged by the purchase and delivery of such annuity or insurance contract.


                                  ARTICLE EIGHT
                                 ADMINISTRATION

         8.1 Plan Administration. The Committee is the administrator of this Plan. If the Board of Directors does not name the Committee, the executives in charge of the finance, human resources, and the legal departments of the Company or their designees are the administrators of the Plan and shall have all of the powers and duties of the Committee. The Committee may designate one or more individuals, committees or other entities to carry out any of its responsibilities under this Supplemental Plan, other than as described in
Section 8.2(b). The Committee may be removed by the Board of Directors or its representative, with or without cause, and the Board of Directors, or its representative, shall have the power to fill any vacancy which may occur.

         8.2 General Powers and Responsibilities of the Committee.

                  (a) To administer this Supplemental Plan, including but not limited to, the power to resolve any and all disputes which may arise. The Committee shall have the exclusive discretionary authority to interpret and construe the terms of the Supplemental Plan and the exclusive discretionary authority to determine eligibility for all benefits hereunder, as well as the amount and method of payment of such benefits. Any such determination or interpretation of the Supplemental Plan adopted by the Committee shall be final and conclusive and shall bind all parties.

                  (b) Subject to the provisions of Article Ten, to amend or restate the Supplemental Plan in such manner deemed necessary to comply with applicable laws and to further the objectives of the Supplemental Plan; provided however, that no such amendment may modify the powers and responsibilities of the Committee without the consent of the Board of Directors.

                  (c) The Committee shall have such other powers as the Administrator may have under the SGRP.

The Committee may prescribe rules and procedures for allocation of fiduciary responsibilities among any agents appointed by the Committee. Directions from the Committee to fiduciaries, agents and service and/or benefit providers shall be in writing.

         8.3 Claims for Benefits. Claims under this Supplemental Plan shall be made pursuant to the claims procedures in the Base Plans.

         8.4 Indemnification of Employees. The Company hereby indemnifies the Committee and each employee who is delegated responsibilities under the Supplemental Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by then in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on such committee or due to a delegation of responsibilities, except with regard to any matters as to which they shall be adjudged in such action to not have acted in good faith and in a manner which they believed to be in or not opposed to the best interests of the Plan and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Company may provide appropriate insurance coverage for any employee or member of any committee appointed by the Committee or each such other individual indemnified pursuant to this Section 8.5 who is not otherwise appropriately insured.

         8.5 Action Taken in Good Faith. To the extent permitted by the Act, any employee, officer or director of the Company or an Affiliated Company, or any member of a committee appointed by the Committee, who are fiduciaries with respect to the Supplemental Plan shall be entitled to rely upon, and be fully protected, with respect to any action taken or suffered by them in good faith.

                                  ARTICLE NINE
                       OTHER BENEFITS PLANS OF THE COMPANY

         9.1 Other Plans. Nothing contained in this Supplemental Plan shall prevent a Participant prior to his death, or Eligible Spouse or other Beneficiary after his death, from receiving, in addition to any payments provided for under this Supplemental Plan, any payments provided for under the Base Plans, or which would otherwise be payable or distributable to him, his Eligible Spouse, Alternate Payee or other Beneficiary under any plan or policy of the Company or an Affiliated Company or otherwise. Nothing in this Supplemental Plan shall be construed as preventing the Company or any of its Affiliated Companies from establishing any other or different plans providing for current or deferred compensation for employees. Benefits provided under this Supplemental Plan shall not constitute earnings or compensation for purposes of determining contributions or benefits under any plan of the Company intended to "qualify" under section 401(a) of the Code.

         9.2 Non-duplication of Benefits. The amount of any benefit payable or determined in accordance with the provisions of this Supplemental Plan shall be reduced by an amount which is the actuarial equivalent of any benefit which a Participant is entitled to receive by any such other related plan of the Company or an Affiliated Company if the benefits provided by the related plan duplicate the benefits of this Supplemental Plan.


                                   ARTICLE TEN
                      AMENDMENT AND TERMINATION OF THE PLAN

         10.1 Amendment. The Board of Directors, or its designee, may amend this Supplemental Plan at any time and from time to time, in whole or in part; provided, however, that (i) the benefit accrued under this Supplemental Plan as of the date of such amendment may not be reduced, (ii) the Board of Directors may not amend this Supplemental Plan so as to terminate it or cease the accrual of benefits thereunder, and (iii) Section 7.2 of the Supplemental Plan may not be amended following a Change in Control.

         10.2 Termination. The Board of Directors may suspend or terminate this Supplemental Plan, in whole or in part, at any time, provided that no such termination or suspension shall deprive a Participant, or person claiming benefits under this Supplemental Plan through a Participant, of any benefit accrued under this Supplemental Plan up to the date of suspension or termination.

         10.3 Continuation. The Company intends to continue this Supplemental Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in this Supplemental Plan.

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

         11.1 No Reduction of Employer Rights. Nothing contained in this Supplemental Plan shall be construed as a contract of employment between the Company and any person or as granting a right to any person to be continued in the employment of the Company or an Affiliated Company, or as a limitation of the right of the Company or an Affiliated Company to discharge any of its employees, with or without cause.

         11.2 Provision Binding. All of the provisions of this Supplemental Plan shall be binding upon all persons who shall be entitled to any benefit hereunder, their heirs and personal representatives.

         11.3 Adoption by Affiliated Company. With the consent of the Board of Directors or Committee, an Affiliated Company may become a participating employer under this Supplemental Plan.

                  IN WITNESS WHEREOF, the Company has executed this Supplemental Plan this 1 day of December, 1997 to be effective as of January 1,1997.

                                                  THE SABRE GROUP HOLDINGS, INC.

                                                  /s/ ANDREW B. STEINBERG

                                            By:  Andrew B. Steinberg
                                                 -------------------------------
                                            Its: Senior Vice-President, General
                                                 Counsel and Corporate Secretary
                                                 -------------------------------